Exhibit 99.1

Delta: Building on Our Success May 11, 2017

Statements in this presentation that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward - looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward - looking statements. These risks and uncertainties include, but are not limited to, the effects of terrorist attacks or geopolitical conflict; the cost of aircraft fuel; the impact of fuel hedging activity including rebalancing our hedge portfolio, recording mark - to - market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the performance of our significant investments in airlines in other parts of the world; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub, gateway, or key airports; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom leading up to and following the exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses. Additional information concerning risks and uncertainties that could cause differences between actual results and forward - looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10 - K for the fiscal year ended Dec. 31, 2016. Caution should be taken not to place undue reliance on our forward - looking statements, which represent our views only as of May 11, 2017 , and which we have no current intention to update . Safe Harbor 2

Delta’s entire business has been transformed, creating a new and durable franchise for all stakeholders 3 2007 Completed successful restructuring and re - listed on NYSE 2008 Merged with Northwest to create world’s largest airline 2010 Added to S&P 500; Company initiates dividend & share repurchases 2012 Became #1 carrier in NYC area 2016 Purchased 49% stake in Virgin Atlantic, now have equity stakes in Aeroméxico , China Eastern, & GOL Achieved investment grade credit rating; Berkshire Hathaway becomes largest shareholder 2015 Launched Branded Fares, delivering better customer segmentation through full range of products 2013 2014 Delivered record pre - tax income, absorbing impact of $3B fuel increase; Purchased Trainer Refinery Delta’s Evolution Over the Last Decade 2009 Established JV with Air France/KLM Established Seattle and Los Angeles as Asia - Pacific gateways 2013 Operating margin improvement of more than 10 pts since 2007 Leading operational performance – #1 among network carriers in all DOT metrics since 2011 80% growth in total compensation since 2007, including $5B+ in profit sharing Nearly $18B invested in business for aircraft, facilities, and product since 2010 $8B+ debt reduction and over $7.5B returned to owners since 2009 Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

Running a reliable, customer - focused airline is producing strong profits and cash flows, allowing for improved balance sheet strength and return of capital to shareholders Target ~$6B in pretax p rofits again in 2017 $3.7B $3.8B $3.8B 2014 2015 2016 $4.5B $5.9B $6.1B 2014 2015 2016 $1.4B $3.1B 2014 2015 2016 $2.6B Pre - Tax Profit Capital Returns to Shareholders Free Cash Flow Disciplined investment strategy allows for consistent free cash flow generation Target returning at least 70% of free cash flow to Delta’s owners 4 Consistently Producing Solid Results Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

5 Leveraging Solid Foundation to Drive Further Improvement Well positioned to achieve long - term targets given an improving revenue outlook, strong cost discipline, and a balanced capital allocation strategy Operating Margin EPS Growth After - Tax ROIC Cash Flow 2018 – 2020 Framework 16 – 18% 15%+ ~15% $4B adjusted net debt; Pension 80% funded by 2020 $8 - 9B of Operating Cash Flow; $ 4.5 - 5.5B of Free Cash Flow Balance Sheet • 2017 is a transition year as fuel prices rise, labor costs reset, and unit revenue recovery begins – On track to resume margin expansion in the second quarter, having fully absorbed margin headwind for the full year in the first quarter • Well positioned to achieve 2018 - 2020 targets – Commercial initiatives and improving industry backdrop drive top - line growth – Further globalization through equity investments – Delivering strong cost productivity – Remain disciplined with capital • Delta’s 2H17 performance is expected to put the company on the path to achieve its long term goals

6 The Path to Sustainable Margins and Cash Flows Driving value for shareholders through top - line growth, margin expansion and prudent deployment of cash flows Revenue Growth Capital Discipline Cost Productivity Measured Capacity Growth • Maintaining our lead on product innovation and customer service • Leveraging network investments • Expanding international partnerships • Committed to keep 2017 capacity growth capped at 1% • System capacity growth at or below GDP growth over the long - term • Upgauging and partnerships provide scale for capital efficient growth • Productivity focus drives non - fuel unit cost growth below 2% • Focused on widening all - in fuel price advantage to the industry • Additional expense savings from balance sheet and pension initiatives • Targeting $8 billion of annual operating cash flow • ~ 50% reinvested in the business to support long - term earnings growth • Returning 70%+ of free cash flow to shareholders, with remainder used to strengthen balance sheet

7 Revenue Environment I s Improving Delta’s commercial initiatives, in combination with favorable industry backdrop, are driving improving revenue trends in 2017 • Lag between rising fuel prices and revenue recapture has historically been ~2 quarters • 2017 domestic capacity forecast of ~ 3.5% more closely aligned to U.S GDP growth and is 100+ bps below 2016 levels • Business yields are improving, but remain well below historical levels • Year - on - year unit revenue comparisons ease over the next several quarters • Capping 2017 system capacity at +1%, with domestic +2% • Branded Fares expected to drive an incremental $300 million of revenue in 2017 and an incremental $1 billion through 2019 • American Express partnership expected to deliver $300 million of incremental value in 2017 • Leveraging alliance partnerships, including Aeroméxico JV and an expanded Korean partnership • Continue to invest in products and services customers value, which has resulted in a 9% unit revenue premium vs. the industry Delta Initiatives Expected to Drive Additional Revenue Benefits Industry Environment Supportive of Improving Revenue Trends Delta Unit Revenue Year - on - Year Note: Aug - 16 adjusted for outage 0.0% 0.0% (10%) (8%) (6%) (4%) (2%) 0% 2%

Opportunity to Improve Domestic Revenue Trajectory

KEEP CLIMBING DELTA

With over two-thirds of Delta's revenue derived from domestic markets, this entity is key to driving further revenue momentum

- Domestic airline revenues have historically grown at or slightly above GDP in an expanding economy
  - In 2015/2016, the industry fell below this trendline as a result of the significant decline in fuel prices
- Industry appears to be on track to return to the historical correlation between domestic revenue and GDP
  - Delta's 2Q17 results are outpacing that growth rate
- Significant opportunity to improve business fares to historical levels
  - Business fares have improved double-digits from 2016 lows
  - Leisure demand and yields remain solid moving into the peak season
- With ~200 million passengers annually, a small improvement in incremental revenue per passenger has a material impact on Delta's top-line

Industry Domestic Revenue vs. GDP


2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
Domestic Airline Revenue to GDP Ratio
Long-term Average Ratio (0.55%)

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Established Solid Revenue Premium

KEEP CLIMBING DELTA

Achieving a revenue premium by investing in the products, services, and network that our customers value

- Delta's strong customer focus combined with investments in our fleet, network, product, and partners have driven a significant revenue premium to the industry – especially in domestic markets
  - Improving international Net Promoter Scores key to moving international entities from revenue parity to revenue premium to the industry
- Since merger with Northwest, Delta has restructured its domestic network to offer better connectivity and service to top revenue markets
  - Balanced hub structure, with low costs and favorable geographies, can be served more efficiently with larger gauge aircraft – leveraging scale achieved through consolidation

Delta 2016 Net Promoter Score by Region


40.1%
6.0%
3.4%
(17.8%)
Domestic
Latin
Atlantic
Pacific

Delta Passenger Unit Revenue vs. Industry


97%
103%
109%
109%
2005
2011
2015
LTM 1Q17

Note: Latin NPS for 2Q16/3Q16 period; 2005 numbers adjusted to include Northwest Airlines

9

Better Customer Segmentation International Partnerships Product Investment • Premium products – Delta One, Premium Select, Delta Comfort + – offer value - adds for customers • Basic Economy domestic rollout complete, international rollout in progress • Improving distribution for consistent offers and experience across all purchase channels • Implemented industry’s first U.S . - Mexico trans - border JV with Aeroméxico • Longstanding partnerships with Virgin Atlantic and AF/KL complement emerging cooperation with Jet Airways • Leverage relationships with Korean and China Eastern as Pacific network pivots from Japan • Significant airport investments in LaGuardia C&D terminals and Los Angeles T2/T3 • New and renovated Sky Clubs with more innovative and personalized services • Debuting the world’s first all - suite business class on A350 • Consistent investment in onboard amenities and services Room for Further Top - Line Growth Solid pipeline of initiatives to drive sustainable revenue premium 10 Corporate Travel • Won Business Travel News Survey for 6 consecutive years • Operational reliability and network/service investments make Delta the carrier of choice for corporate customers

Efficiency Focus Drives Revenue Improvement to Bottom-Line

KEEP CLIMBING DELTA

Delta remains committed to delivering non-fuel cost growth of 2% or less over the long-term

- 2013-2016 average non-fuel unit cost growth of 2.8% includes 70 bps of pressure from profit sharing
  - Achieved while absorbing significant investments in employees, product, and operations
- Productivity savings will continue to help mitigate non-fuel cost pressures from investments in people, product, and service
  - Maintenance savings and productivity from new aircraft and materials purchases continues to drive Delta's maintenance unit costs ~15% below industry average
  - Upgauging and refleeting initiatives will continue to deliver benefits; ~$125M annually projected for 2017-2020
  - Further leveraging technology investments as well as our scale with suppliers to drive cost productivity
- Maintaining expense flexibility, ~50% of total operating costs are variable



Annual Non-Fuel CASM Growth
2.8%
0.7%
Profit Sharing
~2-3%
~2%
2013-2016 Average
2017E
2018-2020E



Average Aircraft Gauge
127
7%
135
6%
142
2012
2016
2020E

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

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Transforming Delta's Fleet

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DELTA

Refleeting to best meet the needs of the network drives total cost efficiencies and better margins

- Evolving fleet designed for pre-merger networks into one better suited for Delta's restructured network
- Deferring 10 A350s scheduled for delivery in 2019/20 by 2-3 years with additional delivery flexibility
  - Instead will take 30 more A321s in 2018-2021 to facilitate quicker retirement of MD-88s
- Upgauging domestic fleet to better serve current hub structure and improve margins
  - Upgauging regional jets to mainline, offering a better product at a lower cost
  - A321 and 737-900ER offer higher gauge, more cost efficient replacement for MD-88s
- International focus is downgauging to aircraft with lower seat costs and improved product
  - A330/350 in Pacific have lower per seat cost than 747 and produce better RASM due to lower gauge


Delta Total Aircraft
1,441
562
879
1,307
334
330
643
Post-Merger
2016
Pre-Merger Delta
Pre-Merger Northwest
Added Since Merger


Delta Mainline Fleet Age (Years)
17.0
15.7
14.1
2016
2018E
2020E

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Addressing the Fuel Challenge

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DELTA

Fuel prices expected to increase over the next few years, but remain well below historic highs

- Fuel prices projected to be $1.70 - $2.00 per gallon based on forward curve from 2017 to 2020
- Long-term success requires ability to pass fuel costs on through ticket prices
- Driving cost advantage and operational certainty through refinery
  - Overall, our unhedged fuel price advantage to the industry has averaged 5¢ per gallon over the past three years
  - Refinery financials mitigating the impact of rising crack spreads on Delta's fuel cost
  - Insight into the jet fuel supply chain and the threat of self-supply has removed risk of escalating supplier margins
  - Real time market and industry intelligence as only airline with refinery and supply logistics expertise
- Delta has consistently achieved a ~1.5% improvement in consumption annually and is targeting a similar improvement going forward

Delta Jet Fuel Prices
($/Gallon)



$3.07
$2.87
$2.23
$1.60
$1.70-$2.00
2013
2014
2015
2016
2017-2020E

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14 Strong Cash Generation Differentiates Delta Combination of strong earnings and balanced allocation of cash flow creating a sustainable business model through the cycle $2.6 $3.8 $4.1 $4.8 $4.1 $2.9 $1.8 $- $2 $4 $6 $8 1997 1998 1999 2000 2001 2002 2003 CapEx Operating Cash Flow $1.3 $1.3 $2.0 $2.9 $2.1 $3.7 $3.2 $- $2 $4 $6 $8 2010 2011 2012 2013 2014 2015 2016 CapEx Operating Cash Flow 1997 - 2003 Capital Expenditures and Operating Cash Flow ($B) 2010 - 2016 Capital Expenditures and Operating Cash Flow ($B) Cumulative Operating Cash Flow: $16B Cumulative Free Cash Flow: ($8B) Cumulative Operating Cash Flow: $33B Cumulative Free Cash Flow: $17B Note: 1997 – 2003 financials incorporate impact of Northwest Airlines; Adjusted for special items ; non - GAAP financial measures reconciled in Appendix

Investing in the Business for the Long-Term

KEEP CLIMBING DELTA

Capital spending plan allows Delta to address upcoming fleet retirements and invest in high return opportunities

- Capex planned at ~50% of operating cash flow
  - Allows for replacement of ~25% of Delta's mainline fleet from 2017-2020, including retirement of MD-88 fleet
  - Investing more than $1.5 billion in technology over the next 4 years to improve operational reliability and grow digital footprint
  - Continue to leverage Delta Material Services as source of maintenance cost savings
  - Ground and facility investments to drive operational efficiencies and enhance Delta's industry leading customer experience
- Flexibility built into ~50% of planned capital spending

Capital Spending as % of Operating Cash Flow



44%
~50%
72%
34%
Delta 2014-2016 Avg.
Delta 2017-2020E Avg.
High Qual. Ind. Transports 2014-2016 Avg.
S&P Industrials 2014-2016 Avg.

15

40% 60% 80% 100% 2016 2017E 2018E 2019E 2020E 2021E Funded status at current discount rate Funded status assuming increased rates (+200 bps) Investment grade balance sheet provides Delta with business flexibility and reduced financial risk 16 Continuing to Strengthen the Balance Sheet $ 9.5 $12.5 $10.6 $6.9 $17.0 $7.3 $6.1 $8.8 2009 2014 2016 1Q17* Adjusted Net Debt Unfunded Pension Total Adjusted Net Debt and Unfunded Pension ($B) • Remain committed to $4 billion adjusted net debt target – Maturity profile for next few years will allow Delta to reach adjusted net debt target without having to retire debt early • Delta currently has more than $6 billion of readily financeable unencumbered assets – new aircraft deliveries increase this amount and further improve financial flexibility • $2 billion unsecured debt issuance used to accelerate 2018 - 2020 pension funding commitment, de - risking balance sheet and cash flows – All minimum required funding complete through 2024 – plan to make $500 million per year in voluntary contributions through 2020 in order to achieve 80% funded status even at current rates – 200 bps increase in interest rates would get pension to nearly fully funded status in 2020 $26.5 $19.8 $16.7 $15.7 Pension Funded Status Note: 1Q17 Unfunded Pension liability adjusted for April contribution

• Announcing 4 th consecutive 50% increase to the dividend since initiated in 2013 – Annual dividend per share will increase to $1.22, from $0.81, in September quarter – translates to $875 million per year or 15 - 20% of free cash flow target – Dividend increase translates to a ~2.5% dividend yield at Delta’s current stock price • Board has authorized new $5 billion share repurchase program to be completed by June 2020 – Will begin following completion of 2015’s $5 billion authorization in the next few months – Delta has repurchased 18% of its shares since 2013 – Delta is a consistent purchaser of its stock , through open market purchases, 10b - 5 plans, and Accelerated Share Repurchases Commitment To Consistent Shareholder Returns Focused on increasing cash returned through dividends, providing more consistent cash returns for owners Shareholder Returns as % of Free Cash Flow Annual Dividend 17 $200M $300M $ 425M $ 600M $875M Sept 2013 Sept 2014 Sept 2015 Sept 2016 Sept 2017 $0.54 $0.81 $1.22 $0.24 $0.36 5% 7% 10% 13% 12% 30% 58% 68% 2013 2014 2015 2016 Repurchases Dividend 17% 37% 6 8% 81% Target return of ~70 % of free cash flow to owners through 2020

Delta: America’s Leading Global Airline 18 America’s Best Run Airline Leading Partnerships Throughout the World Sustainable Margins, Returns, and Cash Flows Investment Grade Balance Sheet Provides Solid Foundation Driving value for our owners through consistent execution, sustainable results, and prudent deployment of capital

19

Non-GAAP Financial Measures

Non-GAAP Financial Measures: We sometimes use information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures.

Forward Looking Projections. We do not reconcile forward looking non-GAAP financial measures because mark-to-market ("MTM") adjustments and settlements will not be known until the end of the period and could be significant.

Operating Margin, adjusted

Operating Margin, adjusted. We adjust for the following items to determine operating margin, adjusted, for the reasons described below:

Mark-to-Market ("MTM") adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the period shown.

Refinery sales. Delta's refinery segment provides jet fuel to the airline segment from its own production and from jet fuel obtained through agreements with third parties. Activities of the refinery segment are primarily for the benefit of the airline. However, from time to time, the refinery sells fuel by-products to third parties. These sales are recorded gross within other revenue and other operating expense. We believe adjusting for refinery sales allows investors to better understand and analyze the impact of fuel cost on our results in the period shown.

Year Ended
December 31, 2016
Operating margin	17.5%
Adjusted for:
MTM adjustments and settlements	(1.1)%
Refinery sales	0.1%
Operating margin, adjusted	16.5%

Operating margin, year ended December 31, 2007	6.0%
Change	10.5 pts.

20

Adjusted Net Debt

Adjusted Net Debt. We use adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. We reduce adjusted debt by cash, cash equivalents and short-term investments and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and is a better representation of the continued progress we have made on our debt initiatives.

(in billions)	March 31, 2017		December 31, 2016		December 31, 2014		December 31, 2009
Debt and capital lease obligations	$9.2		$7.3		$9.7		$17.2
Plus: unamortized discount, net and debt issuance costs	0.1		0.1		0.2		1.1
Adjusted debt and capital lease obligations		$9.3		$7.4		$9.9		$18.3
Plus: 7x last twelve months' aircraft rent		2.2		2.0		1.6		3.4
Adjusted total debt		11.5		9.4		11.5		21.7
Less: cash, cash equivalents and short-term investments		(2.7)		(3.2)		(3.3)		(4.7)
Less: hedge margin receivable		–		(0.1)		(0.9)		–
Adjusted net debt		$8.8		$6.1		$7.3		$17.0

Unfunded Pension		6.9		10.6		12.5		9.5
Total adjusted net debt and unfunded pension		$15.7		$16.7		$19.8		$26.5

Pre-Tax Income, adjusted

Pre-Tax Income, adjusted. We adjust for the following items to determine pre-tax income, adjusted, for the reasons described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other. Restructuring and other includes fleet and other charges, severance and related costs, an insurance settlement, and a litigation settlement. Because of the variability in restructuring and other items, the exclusion of this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

Loss on extinguishment of debt. Because of the variability in loss on extinguishment of debt, the exclusion of this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s core financial performance in the periods shown.

	Year Ended	Year Ended	Year Ended
(in billions)	December 31, 2016	December 31, 2015	December 31, 2014
Pre-tax income	$6.6	$7.2	$1.1
Adjusted for:
MTM adjustments and settlements	(0.4)	(1.3)	2.3
Restructuring and other	–	–	0.7
Loss on extinguishment of debt	–	–	0.3
Virgin Atlantic MTM adjustments	(0.1)	–	0.1
Total adjustments	(0.5)	(1.3)	3.4
Pre-tax income, adjusted	$6.1	$5.9	$4.5

21

Free Cash Flow

Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Hedge deferrals. During the March 2015 quarter, we effectively deferred settlement of a portion of our hedge portfolio until 2016 by entering into fuel derivative transactions that, excluding market movements from the date of the transactions, would provide approximately $150 million in cash receipts during the September 2015 quarter and $150 million in cash receipts for the December 2015 quarter. During the March 2016 quarter, we entered into transactions to defer settlement of a portion of our hedge portfolio until 2017. These deferral transactions, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Free cash flow is adjusted to include these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the periods shown.

Hedge margin and other. Free cash flow is adjusted for hedge margin and other as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the periods shown.

Net (purchase)/redemption of short-term investments and other investing. Net purchases of short term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust free cash flow for this activity, net, to provide investors a better understanding of the company's free cash flow position core to operations.

Net (purchase)/redemption of short-term investments and other investing. Net purchases of short term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust free cash flow for this activity, net, to provide investors a better understanding of the company's free cash flow position core to operations.

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
(in billions)	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010
Net cash provided by operating activities	$7.2	$7.9	$4.9	$4.5	$2.5	$2.8	$2.8
Net cash used in investing activities	(2.2)	(4.0)	(2.5)	(2.7)	(2.0)	(1.5)	(2.0)
Adjustments:
Hedge deferrals	(0.1)	0.4	–	–	–	–	–
Hedge margin and other	(0.1)	(0.8)	0.9	–	–	–	–
Net (purchase)/redemption of short-term investments and other investing	(1.0)	0.3	0.4	0.3	0.3	0.3	0.8
Total free cash flow	$3.8	$3.8	$3.7	$2.1	$0.8	$1.6	$1.6

Share repurchases	2.6	2.2	1.1	0.3
Dividends	0.5	0.4	0.3	0.1
Total shareholder returns	$3.1	$2.6	$1.4	$0.4
Shareholder returns as a percentage of free cash flow	81%	68%	37%	17%

22

Non-Fuel Unit Cost per Available Seat Mile, Including Profit Sharing ("CASM-Ex")

Non-Fuel Unit Cost or Cost per Available Seat Mile, Including Profit Sharing ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex, including profit sharing for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze our recurring core performance in the periods shown.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
CASM (cents)	12.98	13.33	15.92	14.77	14.97
Adjusted for:
Aircraft fuel and related taxes	(2.38)	(3.07)	(5.64)	(4.92)	(5.31)
Restructuring and other	–	(0.01)	(0.30)	(0.17)	(0.20)
Other expenses	(0.47)	(0.48)	(0.37)	(0.32)	(0.38)
CASM-Ex, including profit sharing	10.13	9.77	9.61	9.36	9.08
Year-over-year change	3.7%	1.8%	2.7%	3.0%
Average	2.8%

Profit sharing per ASM	(0.44)	(0.60)	(0.45)	(0.22)	(0.16)
Change excluding profit sharing	9.69	9.17	9.16	9.14	8.92
Growth excluding profit sharing	5.7%	0.1%	0.2%	2.5%
Average	2.1%
Change due to profit sharing	0.7%

Average Fuel Price per Gallon, adjusted

Average Fuel Price per Gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and hedging on average price per gallon. We then adjust for MTM adjustments and settlements for the reason described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2014	2013
Fuel purchase cost	$1.39	$1.74	$2.91	$3.09
Airline segment fuel hedge gains/(losses)	0.07	0.23	0.58	(0.12)
Refinery segment impact	0.03	(0.07)	(0.02)	0.03
Total fuel expense	$1.49	$1.90	$3.47	$3.00
MTM adjustments and settlements	0.11	0.33	(0.60)	0.07
Total fuel expense, adjusted	$1.60	$2.23	$2.87	$3.07

23

Unhedged Fuel Price per Gallon

Unhedged Fuel Price per Gallon. The tables below show fuel price per gallon. We then adjust for the impact of hedging on the price per gallon to show our total unhedged fuel price. Removing hedging activity allows investors to better analyze the company's fuel costs in comparison to the industry in the periods shown.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2016	2015	2014
Fuel price per gallon	$1.49	$1.90	$3.47
Airline segment fuel hedge losses per gallon	(0.07)	(0.23)	(0.58)
Unhedged fuel price per gallon	$1.42	$1.67	$2.89

Airline industry average unhedged fuel price	$1.43	$1.76	$2.94
Delta fuel price advantage to industry	$0.01	$0.09	$0.05

Capital Expenditures, net

Capital Expenditures, net. We present capital expenditures, net, which includes strategic investments, because management believes incorporating these amounts provides a more meaningful financial measure for investors when comparing capital spending in relation to the industry. We also adjust for proceeds for sales of E190 aircraft because management believes investors should be informed that these proceeds effectively offset the cash paid for these aircraft earlier in the year. Management believes investors should be informed that reimbursements for build-to-suit leased facilities effectively reduce net cash provided by operating activities.

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
(in billions)	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2010
Property and equipment additions	$2.6	$2.2	$1.6	$2.1	$1.1
Ground property and equipment, including technology	0.8	0.7	0.6	0.5	0.3

Adjustments:
Purchase of equity investments	–	0.5	–	0.3	–
Acquisition of London-Heathrow slots	–	0.3	–	–	–
Proceeds for sales of E190 aircraft	(0.2)	–	–	–	–
Reimbursements related to build-to-suit facilities and other	–	–	(0.1)	–	(0.1)
Capital expenditures, net	$3.2	$3.7	$2.1	$2.9	$1.3

Operating cash flow, adjusted	$7.0	$7.4	$5.8
Capital expenditures, net as a percentage of operating cash flow	46%	50%	36%
Average	44%

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Operating Cash Flow, adjusted

Operating Cash Flow, adjusted. Delta presents adjusted operating cash flow because management believes adjusting for the following items provides a more meaningful measure for investors. Adjustments include:

Hedge deferrals. During the March 2015 quarter, we effectively deferred settlement of a portion of our hedge portfolio until 2016 by entering into fuel derivative transactions that, excluding market movements from the date of the transactions, would provide approximately $150 million in cash receipts during the September 2015 quarter and $150 million in cash receipts for the December 2015 quarter. Additionally, these transactions require approximately $300 million in cash payments in 2016 (excluding market movements from the date of the transactions). By effectively deferring settlement of a portion of the original derivative transactions, the restructured hedge portfolio provides additional time for the fuel market to stabilize while adding some hedge protection in 2016. Operating cash flow is adjusted to include these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the periods shown.

Hedge margin and other. Operating cash flow is adjusted for hedge margin and other as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the periods shown.

Reimbursements related to build-to-suit facilities. Management believes investors should be informed that these reimbursements for build-to-suit leased facilities effectively reduce net cash provided by operating activities and related capital expenditures.

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
(in billions)	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Net cash provided by operating activities (GAAP)	$7.2	$7.9	$4.9	$4.5	$2.5
Adjustments:
Hedge deferrals	(0.1)	0.4	–	–	–
Hedge margin and other	(0.1)	(0.8)	0.9	–	–
Reimbursements related to build-to-suit leased facilities	–	(0.1)	–	–	–
SkyMiles used pursuant to advance purchase under AMEX agreement	–	–	–	0.3	0.3
Net cash provided by operating activities, adjusted	$7.0	$7.4	$5.8	$4.8	$2.8

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